UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934 (the "Act")

March 2, 2007
(Date of earliest event reported)

GEOGLOBAL RESOURCES INC.
(Exact name of Registrant as specified in its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-32158 (Commission File Number)	33-0464753 (I.R.S. Employer Identification No.)

310, 605 - 1st Street S.W.
Calgary, Alberta, Canada T2P 3S9
(Address of principal executive offices)

Telephone Number (403) 777-9250
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

(Former name or address, if changed since last report)

 Item 1.01.   Entry into a Material Definitive Agreement

On March 2, 2007, GeoGlobal Resources Inc. (the "Company") entered into four Production Sharing Contracts ("PSC's") with the Government of India ("GOI") as follows:

Exploration block KG-ONN-2004/1
The Company and Oil India Limited ("OIL") entered into a PSC with respect to Exploration block KG-ONN-2004/1, also referred to as Block 28 under NELP-VI. This Block covers an area of approximately 548 square kilometers ("sq. kms") onshore in the the Krishna Godavari Basin, directly adjacent to and south-west of the Company’s existing offshore KG Block, KG-OSN-2001/3. The Company holds a 10% participating interest ("PI") in this block, while OIL, as operator holds the remaining 90% PI. The Production Sharing Contract for the onshore KG Block 28 provides for work commitments to be performed over two phases over an exploration period of a total of 7 years with the work commitment under Phase I being 4 years and includes reprocessing 564 line kilometers ("LKM") of 2-D seismic, conducting a gravity and magnetic and geochemical survey, a seismic acquisition program consisting of 548 sq km of 3-D seismic and the drilling of 12 exploration wells to various depths between 2,000 and 5,000 meters. In Phase II being 3 years, the Company is to drill 1 exploration well to a depth of 4,600 meters.
On September 14, 2006, prior to submission of the Company’s NELP-VI bids, the Company entered into a letter agreement with OIL to increase it's PI up to 25% in this exploration block, subject to the availability of sufficient net worth and GOI consent.

Exploration blocks RJ-ONN-2004/2 and RJ-ONN-2004/3
Also on March 2, 2007, the Company along with OIL entered into PSC's with the GOI with respect to Exploration blocks RJ-ONN-2004/2 and RJ-ONN-2004/3, also referred to as Blocks 20 and 21, respectively under NELP-VI. These blocks cover an area of approximately 2,196 and 1,330 sq km respectively and are located onshore in the Rajasthan Basin which is located in the northern portion of the State of Rajasthan in north-west India. The Company holds a 25% PI in these blocks, with OIL, as operator, holding the remaining 75% PI in Block 20 and 60% PI in Block 21 and the remaining 15% held by the Hindustan Petroleum Corporation Limited ("HPCL") of India. The Production Sharing Contracts for these two onshore Rajasthan Blocks 20 and 21 provides for work commitments to be performed over two phases over an exploration period of a total of 7 years with the work commitment under Phase I being 4 years and includes reprocessing 926 LKM of 2-D seismic, conducting a gravity and magnetic and geochemical survey, a seismic acquisition program consisting of 560 LKM of 2-D seismic and 1,311 sq km of 3-D seismic and the drilling of 20 exploration wells over both blocks to various depths between 2,000 and 2,500 meters. In Phase II being 3 years, the Company is to drill 2 exploration wells to a depth of 2,500 and 2,000 meters respectively.

Exploration Block DS-ONN-2004/1
Further, on March 2, 2007, the Company entered into a PSC with the GOI with respect to Exploration Block DS-ONN-2004/1, also referred to as Block 27 under NELP-VI. This block covers an area of approximately 2,649 sq km and is located onshore in the northern portion of the State of Maharashtra in west-central India, directly east and adjacent to the Company’s Exploration Block DS-ONN-2003/1 awarded under NELP-V. The Company has a 100% PI in the DS Block 27 and will be the operator. The Production Sharing Contracts for this onshore DS Block 27 provides for work commitments to be performed over two phases over an exploration period of a total of 8 years with the work commitment under Phase I being 4 years and consists of conducting a gravity and magnetic and geochemical survey as well as a seismic acquisition program consisting of 325 LKM of 2-D seismic. In Phase II being 4 years, the Company is to conduct a seismic acquisition program consisting of 500 LKM of 2-D seismic and 200 sq km of 3-D seismic and drill 1 exploration well to a depth of 2,000 meters.

Item 9.01. Financial Statements and Exhibits.
(a) Financial statements of business acquired.
Not applicable
(b) Pro forma financial information
Not applicable
(c) Exhibits:
1.01	Production Sharing Contract dated March 2, 2007 between the Government of India, Oil India Limited and the Company with respect to Exploration block KG-ONN-2004/1*
1.01.1	Letter Agreement dated September 14, 2006 between Oil India Limited and the Company with respect to the acquisition of an additional 15% participating interest in Exploration block KG-ONN-2004/1*
1.02	Production Sharing Contract dated March 2, 2007 between the Government of India, Oil India Limited and the Company with respect to Exploration block RJ-ONN-2004/2 *
1.03
Production Sharing Contract dated March 2, 2007 between the Government of India, Oil India Limited, Hindustan Petroleum Corporation Limited and the Company with respect to Exploration block RJ-ONN-2004/3 *

1.04	Production Sharing Contract dated March 2, 2007 between the Government of India and the Company with respect to Exploration Block DS-ONN-2004/1*

* to be filed with the Company's Quarterly report on Form 10Q for the period March 31, 2007.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: March 8, 2007
GEOGLOBAL RESOURCES INC.
(Registrant)

/s/ Allan J. Kent
Allan J. Kent
Executive VP & CFO